SECURED PROMISSORY NOTE

$600,000.00

Rapid City, South Dakota
__________ __, 2009

Reference is made to the certain Promissory Note dated May 28, 2008 (the "Original Note") in the principal amount of $600,000 issued by KL Energy Corporation, a Nevada corporation ("Maker"), to Randy Kramer, an individual (Lender"), which Original Note was intended as reimbursement for Lender's commitments and obligations under the First National Bank of Omaha Loan Agreement for Loan Number 8636211 (the "First National Bank Loan"). This Secured Promissory Note (this "Note") is issued pursuant to Section 1(c) of that certain Severance and Release Agreement by and between Lender and Maker dated of even date herewith (the "Release Agreement"), and this Note shall supersede and replace in its entirety the Original Note upon the tender of the Original Note to Maker for cancellation.

Maker hereby promises to pay to the order of Lender, his successors and assigns, in lawful money of the United States of America, the lesser of $600,000.00 or the principal balance outstanding under this Note, together with accrued and unpaid interest, on the terms set forth herein. The unpaid principal amount of this Note shall bear interest at the rate per annum set forth in the First National Bank Loan. During the first six (6) months from the issuance date of this Note, Maker shall pay only the accrued and unpaid interest under this Note at the interest rate set forth in the First National Bank Loan on a quarterly basis. Thereafter, the principal amount of this Note shall be payable in sixty (60) consecutive monthly payments plus all accrued and unpaid interest thereon such that on the 60th monthly payment, all outstanding principal and accrued and unpaid interest shall be due and payable in full. This Note may be prepaid in whole or in part at any time, without premium or penalty.

In addition, in the event that Maker consummates an equity financing (excluding any financings pending or currently contemplated by Maker as of the date of this Note), Maker shall pay Lender an amount equal to five percent (5%) of the proceeds raised in such financing towards the principal balance then outstanding under this Note, which payment shall be made within five (5) business days of the closing of such financing. Furthermore, in the event that there is a required principal reduction under the terms of the First National Bank Loan during calendar year 2009, Maker agrees to make a one-time payment to Lender in an amount equal to fifty percent (50%) on the amount Lender is required to make for that principal reduction up to $50,000.

In the event that Maker shall fail to pay when due any principal of or interest on this Note as set forth herein by more than 60 days of such due date, then if such payment of principal or interest is not made within ten (10) business days of receipt of a written notice from Lender of such default, then Lender may declare all obligations under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

As security for the its obligations under this Note, Maker hereby grants to Lender a security interest in all right, title and interests of Maker in and to its accounts receivables, whether now existing or hereafter from time to time acquired. In addition, Maker hereby provides a corporate guarantee for its obligations under this Note.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of South Dakota, without regard to principles of conflict of laws. This Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged.

KL Energy Corporation

By: [signature]
Name: STEVE CORCORAN
Title: PRESIDENT & CEO